Exhibit 23.1

      We consent to the reference to our firm under the caption
"Experts" and in the "Selected Consolidated Financial Information" and to the use of our report dated February 7, 1997, except for Note
13, as to which the date is June 16, 1997 for BAB Holdings, Inc., and our report dated October 30, 1996 for Bagels Unlimited, Inc., in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-29465) and the related Prospectus of BAB Holdings, Inc. for the registration of 2,100,867 shares of its common stock.


ERNST & YOUNG LLP

Chicago, Illinois
July 31, 1997